Exhibit 99.1

[Opteum Inc. Logo]

OPTEUM INC. REPORTS THIRD QUARTER 2006 RESULTS;
DECLARES $0.05 FOURTH QUARTER 2006 CASH DIVIDEND;
ANNOUNCES FILING OF AMENDMENTS TO
FORM 10-Qs FOR MARCH 2006 AND JUNE 2006

VERO BEACH, FL (December 20, 2006) — Opteum Inc. (NYSE:OPX) (“Opteum” or “the Company”), a real estate investment trust (“REIT”) that operates an integrated mortgage-related securities investment portfolio and mortgage origination platform, today announced financial results for the quarter ended September 30, 2006, and the declaration of a $0.05 fourth quarter 2006 cash dividend. This release should be read in conjunction with Opteum’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, which was filed this morning with the Securities and Exchange Commission. The Company also announced the filing of amendments to its Form 10-Qs for the periods ended March 31, 2006 and June 30, 2006.

Results of Operations
For the nine months ended September 30, 2006, Opteum had a consolidated net loss of $15.6 million, or $(0.64) per weighted average Class A Common Share outstanding, compared with net income of $27.0 million, or $1.27 per weighted average Class A Common Share outstanding, for the nine months ended September 30, 2005.

For the three months ended September 30, 2006, Opteum had a consolidated net loss of $6.3 million, or $(0.25) per weighted average Class A Common Share outstanding, compared with third quarter 2005 net income of $7.9 million, or $0.37 per weighted average Class A Common Share outstanding.

Commenting on the results, Jeffrey J. Zimmer, Chairman, President and Chief Executive Officer, said, “We continue to experience extremely challenging operating conditions as our funding costs have accelerated faster than the yields on our portfolio assets over the last two years. Additionally, the aggregate demand for mortgage products and services has declined significantly during the year, which has negatively affected results at our taxable REIT subsidiary, Opteum Financial Services (OFS). It has been five months since the Federal Reserve last implemented a rate hike. If this neutral policy continues or if the Federal Reserve relaxes monetary policy, the results from operations at both the Opteum REIT and OFS will have the opportunity for improvement. In the meantime, we are aggressively pursuing various funding alternatives to lower our borrowing costs, increase our liquidity and better position us to effectively compete with larger financial institutions that have lower costs of capital.”

Fourth Quarter 2006 Cash Dividend
Opteum also announced today that its Board of Directors has declared a cash dividend of $0.05 per share for Class A and Class B Common Stock outstanding payable January 19, 2007, to stockholders of record on January 3, 2007.

Book Value Per Share
Opteum’s Book Value Per Share increased to $8.41 as of September 30, 2006, from $8.19 as of June 30, 2006, as restated. Book Value Per Share is regularly used as a valuation metric by various equity analysts and may be deemed a non-GAAP financial measure pursuant to Regulation G. Opteum computes “Book Value Per Share” by dividing total stockholders’ equity by the total number of shares of Class A Common Stock outstanding.

REIT Taxable Income
Opteum currently estimates its year-to-date REIT taxable income through September 30, 2006, at $10.4 million. This includes approximately $6.8 million of interest received on inter-company loans that Opteum has made to OFS. As discussed below under “Regulation G Reconciliation,” REIT taxable income is determined in accordance with the Internal Revenue Code rather than generally accepted accounting principles (“GAAP”). Opteum reports REIT taxable income because it is required to annually distribute as dividends at least 90% of its REIT taxable income to maintain its REIT tax qualification status. As of December 20, 2006, Opteum has distributed approximately $10.2 million to its shareholders as dividends and, depending on the results of operations for the fourth quarter of 2006, some of the amounts already distributed may be classified as a return of capital.

Regulation G Reconciliation

REIT taxable income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. For the year ending December 31, 2006, Opteum will distribute at least 90% of our REIT taxable income in order to retain its tax qualification status as a REIT. The following table reconciles Opteum’s consolidated results from operations to REIT taxable income for the nine months ended September 30, 2006:

Nine months ended
September 30, 2006
(in thousands)
GAAP net loss	$(15,623)
Plus: GAAP net loss of taxable REIT subsidiary included above	18,003

GAAP net income from REIT operations	2,380
Add: inter-company interest paid on loans	6,848
Add: estimated book depreciation and amortization	563
Less: estimated tax depreciation and amortization	(299)
Phantom share book/tax differences, net	1,006
Other book/tax differences, net	(70)

REIT Taxable Income	$10,428

Opteum believes that the foregoing reconciliation of REIT taxable income is useful to investors because REIT taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because REIT taxable income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, REIT taxable income should be considered as supplementary to, and not as a substitute for, Opteum’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

Amendments to Earlier Form 10-Qs Now Filed
Amendments to the Company’s Form 10-Qs for the periods ended March 31, 2006, and June 30, 2006, were also filed this morning with the Securities and Exchange Commission containing restated consolidated financial statements. Consistent with the Company’s estimates as disclosed on November 8, 2006, the Company’s consolidated results of operations before income taxes for the six-month period ended June 30, 2006, were reduced by less than $1 million from the Company’s previously reported consolidated results of operations before income taxes for such period.

The Company’s after-tax net loss as restated for the three-month period ended March 31, 2006, was $8.0 million, reflecting changes in accounting for Interest Rate Lock Commitments (IRLCs) and corrections to computational errors made in the calculation of net interest income. The Company had previously reported an after-tax net loss of $5.1 million for such period.

The Company’s after-tax net loss as restated for the three-month period ended June 30, 2006, was $1.4 million, reflecting changes to the accounting for IRLCs and corrections to computational errors made in the calculation of net interest income. The Company had previously reported an after-tax net loss of $3.7 million for such period.

About Opteum
Opteum Inc. is a real estate investment trust (“REIT”) that operates an integrated mortgage-related investment portfolio and mortgage origination platform. The REIT invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). It attempts to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. Opteum’s mortgage origination platform, Opteum Financial Services, originates, buys, sells, and services residential mortgages through offices throughout the United States and operates as a taxable REIT subsidiary.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Opteum Inc.’s filings with the Securities and Exchange Commission, including Opteum Inc.’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Opteum Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:	Robert E. Cauley Chief Financial Officer 772-231-1400 www.opteum.com